Exhibit 1A-6C

FLOW SPECIAL SERVICING AGREEMENT

SN SERVICING CORPORATION, as Servicer

and

American Homeowner Preservation LLC Series 2015A+, as Owner

Dated  __, 2015

-- Residential Mortgage Loans and REO Properties --

EXHIBITS

EXHIBIT A	Acknowledgement Agreement
EXHIBIT B	Servicing Fees
EXHIBIT C	Servicing File Documents
EXHIBIT D	Transfer Instructions

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FLOW SPECIAL SERVICING AGREEMENT

This FLOW SPECIAL SERVICING AGREEMENT (the “Agreement”) dated effective as of  September ___, 2015 (the “Effective Date”) is made and entered into by and between American Homeowner Preservation LLC Series 2015A+, (“Owner”) and SN SERVICING CORPORATION, an Alaska Corporation (the “Servicer”).

RECITALS

WHEREAS, the Owner owns certain mortgage loans secured by mortgages or deeds of trust on residential real property (the “Mortgage Loans”) and one-to-four family, residential real properties (the “REO Properties”, collectively with the Mortgage Loans, the “Assets”) and may from time to time acquire additional Assets;

WHEREAS, the Owner desires to retain the Servicer to service the Assets for the benefit of the Owner;

WHEREAS, Owner and Servicer desire to set forth the terms and conditions on which Servicer will service the Assets.

NOW, THEREFORE, in consideration of the above recitals, the mutual agreements hereinafter set forth, and for other good and reasonable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and Servicer hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.  Definitions. The following terms are defined as follows:  Accepted Servicing Practices:  The procedures, including prudent servicing, collection, loan administration, resolution and disposition procedures, and the standard of care employed by prudent mortgage servicers that service mortgage loans of the same type as the Assets in the jurisdictions in which the related Properties are located, subject to the express provisions of this Agreement.  Such standard of care shall not be lower than that which the Servicer customarily employs and exercises in servicing and administering similar mortgage loans or properties for its own account or for the account of others, as the case may be.

Acknowledgement Agreement:  An acknowledgement agreement substantially in the form attached hereto as Exhibit A, to be executed forty five (45) days prior to each Transfer Date with respect to the servicing of the Assets set forth on the Asset Schedule attached thereto.

Advance Reserve Account: The separate account(s) created pursuant to Section 2.03(m) of this Agreement, which shall be entitled “SN Servicing Corporation as Servicer”, for the payment of the Ancillary Income and Servicing Fees, and to pay advances and expenses incurred by Servicer related to the Mortgage Loans.

Agreement:  This Flow Special Servicing Agreement, including all exhibits, schedules, amendments and supplements hereto.

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Ancillary Income: All income (other than interest and prepayment penalties) derived from the Mortgage Loans (exclusive of the Servicing Fee), including, without limitation, late charges, insufficient fund fees, assumption fees, modification fees, fees associated with any repayment plan or forbearance agreement, fees associated with any discounted payoff, interest on the Collection Accounts and Escrow Accounts (but only to the extent that applicable Requirements or the Mortgage Loan Documents do not require that such interest be paid to the applicable Mortgagor) and all other incidental fees, as permitted by law.  Servicer shall be entitled to all Ancillary Income collected on the Assets.

ARM Loans.  First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related index, periodic rate caps and lifetime rate caps.  ARM Loans may convert to fixed interest rates pursuant to the terms of the related Mortgage Note.

Association:  Any homeowners’ association or condominium association.

Assets:  Each Mortgage Loan and REO Property subject to this Agreement being identified on an Asset Schedule.

Asset Schedule:  The schedule of Assets attached to each Acknowledgement Agreement setting forth information with respect to the related Mortgage Loans and REO Properties.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Owner or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Balloon Mortgage Loan: Any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its originally scheduled Maturity Date.

Balloon Payment: With respect to a Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Balloon Mortgage Loan in excess of the related Monthly Payment.

Bankruptcy Code: 11 U.S.C. 101 et. seq., as the same may be amended, modified or supplemented from time to time.

Business Day: means any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the states of California and Louisiana are authorized or obligated by law or executive order to be closed.

Charged Off Asset:  As defined in Section 3.01(c).

Charged Off Asset/Debt Recovery Fees.  As defined in Section 3.01(c).

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Collection Account: The separate account(s) created pursuant to Section 2.03(a) of this Agreement, which shall be entitled “SN Servicing Corporation as Servicer, in trust for American Homeowner Preservation LLC Series 2015A+, (“Owner”) and its successors and assigns.”

Collection Period: With respect to each Distribution Date, the period commencing on the first day of the month preceding the month of the Distribution Date and ending on the last day of the month proceeding the month of the Distribution Date.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodian: The custodian appointed by the Owner to hold the Mortgage Loan Documents.

Determination Date: The last day (or if such day is not a Business Day, the Business Day immediately preceding such day) of the Collection Period.

Disposition:  Any (a) taking of Mortgaged Property by eminent domain or condemnation or sale in lieu thereof, (b) the liquidation of a defaulted Mortgage Loan through a foreclosure sale, trustee’s sale, deed in lieu of foreclosure or otherwise, (c) a sale or assignment of a Mortgage Loan or REO Property in accordance with the terms hereof, and/or (d) any other disposition of a Mortgage Loan or REO Property whether through a discounted payoff, prepayment, Balloon Payment or any other similar disposition.

Distribution Date:  The 8th day of each month, or if such day is not a Business Day, the next succeeding Business Day.

Due Date:  The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Environmental Liability: As defined in Section 8.03(c).

Environmental Problem Property:  A Property that is in violation of any environmental law, rule or regulation.

Escrow Accounts:  The account(s) for the payment of taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items.

Escrow Payments: The amounts required to be paid for taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents, municipal charges and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage Loan Documents.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

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Flood Insurance (Flood Insurance Policy):  An insurance policy insuring against flood damage to a Mortgaged Property.

Hazard Insurance: Casualty, fire, hazard, flood, wind, liability or similar insurance policies relating to a Property.

Insurance Proceeds:  With respect to each Asset, proceeds of insurance policies insuring the Mortgage Loan, the related Mortgaged Property or the REO Property, as applicable, including the proceeds of any hazard or flood insurance policy, title insurance policy, or Mortgage Insurance.

Interim Servicing Period:  With respect to any Mortgage Loan, the period commencing on the date which the Owner has sold such Mortgage Loan pursuant to a whole loan transfer and ending on the related servicing transfer date, which date shall not exceed ninety (90) days.

Liability:  As defined in Section 8.02.

Liquidation Proceeds: The cash received in connection with the liquidation of defaulted Mortgage Loans, whether through a Disposition or otherwise, net of the amount of any broker's fees payable in connection with any sale of a REO Property (but without any deduction for any legal fees or other costs or expenses).

 Maturity Date: With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

Missing Document Report:  The report prepared by Servicer and delivered to Owner pursuant to Section 6.05.

Monthly Collection Amount: For each Distribution Date, all amounts actually received by Servicer during the related Collection Period with respect to the Mortgage Loans and REO Properties from whatever source (other than partial and forbearance payments), minus amounts representing accrued taxes and insurance premiums not yet due and payable to the applicable taxing authority or insurer, calculated in accordance with the then current escrow analysis performed by Servicer in accordance with applicable Requirements.

Monthly Payment:  With respect to any Mortgage Loan and any Collection Period, the scheduled monthly payment of principal and interest (or scheduled monthly payment of interest only), excluding any Balloon Payment, on such Mortgage Loan which is payable in such Collection Period.

Monthly Report: The monthly remittance report prepared by Servicer and delivered to Owner pursuant to Section 6.03.

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Mortgage.  The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a lien on an estate in fee simple in the Mortgaged Property

Mortgage Insurance:  Any mortgage insurance or guaranty relating to a Mortgage Loan issued by a Mortgage Insurer.

Mortgage Insurer:  The Federal Housing Administration as a mortgage insurer, the United States Department of Veterans Affairs as a mortgage guarantor and any issuer of private mortgage insurance.

Mortgage Loan:  A mortgage loan, secured by a mortgage or deed of trust on certain real property, acquired by Owner and for which the servicing is transferred to Servicer from time to time pursuant to the terms and provisions of Section 2.01; the term “Mortgage Loan” shall include Performing Mortgage Loans and Non-Performing Mortgage Loans.

Mortgage Loan Documents:  The promissory note, mortgage or deed of trust, title insurance policy or binder, Mortgage Insurance or guaranty agreement and any other agreement, instrument or other document evidencing or relating to a Mortgage Loan and  any other agreement, instrument or other document evidencing ownership of a REO Property.

Mortgage Note.  The promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing a Mortgage Note.

Mortgagor: The Person or Persons obligated to make payments of principal and interest on the Mortgage Loan, and includes all joint, several or joint and several Mortgagors and all guarantors other than Mortgage Insurers.

Non-Performing Mortgage Loan:  Any Mortgage Loan which is not a Performing Mortgage Loan.

Non-Recoverable Advance:  As defined in Section 2.03(e).

Owner:  American Homeowner Preservation LLC Series 2015A+, (“Owner”), or its successor in interest or assigns with respect to the Assets.

Owner Event of Default:  As defined in Section 9.01.

Performing Mortgage Loan:  Any Mortgage Loan which less than 30 days past due.

Permitted Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Distribution Date in each month:

(a)           direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Mortgage Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

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(b)           demand and time deposits in, certificates of deposit of, bankers acceptances issued by, or federal funds sold by, any Qualified Depository;

(c)           repurchase obligations with a term not to exceed thirty (30) days with respect to any security described in clause (a) above and entered into with a Qualified Depository; or

(d)           money market funds having one of the two highest available rating categories of S&P and the highest available rating category of Moody's Investor’s Service, Inc. (“Moody’s”) at the time of such investment, which invests only in other Permitted Investments;

provided that all instruments described hereunder shall mature at par on or prior to the next succeeding Distribution Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

Person: means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Prior Servicer: The Owner or any prior servicer, sub-servicer (other than the Servicer) of any or all of the Assets.

Property:  Any Mortgaged Property and/or REO Property.

Property Improvement Expenses: Any costs and expenses for repairs, replacements or improvements which Servicer deems advisable under the circumstances, but only to the extent that they:

(a)           are paid to Persons who are generally in the business of providing such goods and services;

(b)          are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided;

(c)           are designed to maintain or improve the value of a Property but not immediately necessary to operate it; and

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(d)           are incurred for the purpose of facilitating the sale of the related Mortgage Loan or REO Property and maximizing the proceeds thereof, including but not limited to the following:

(i)           cosmetic improvements such as painting and landscaping;

(ii)           replacement of items which are obsolete or wearing out but which may not be dysfunctional; and

(iii)           moneys paid to a tenant or buyer for a purpose similar to a Property Improvement Expense.

Property Protection Expenses: The following costs and expenses, but only to the extent that they are paid to Persons who are generally in the business of providing such goods and services and are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided:

(a)           utility costs;

(b)           payments required under service contracts, including but not limited to service contracts for heating, ventilation and air conditioning systems, landscape maintenance, pest extermination, security, model furniture, swimming pool service, trash removal, answering service and credit checks;

(c)           property management fees;

(d)           usual and customary leasing and sales brokerage expenses and commissions;

(e)           permits, licenses and registration fees and costs;

(f)           any expense necessary in order to prevent or cure a breach under a lease, contract or agreement including any debt secured by a lien which is superior or prior to the lien encumbering the Mortgage Loan, if the consequences of failure to prevent or cure could, in the sole judgment of Servicer, have a material adverse effect with respect to a Mortgage Loan or Property;

(g)           any expense necessary in order to prevent or cure a material violation of any applicable law, regulation, code or ordinance;

(h)           costs and expenses of brokers’ price opinions, automated valuations and surveys, including broker or system generated updates, incidental to evaluation, leasing and/or sale of the Mortgage Loans and/or Properties;

(i)           fees and expenses of attorneys, paralegals, surveyors, title and escrow companies (including, without limitation, costs, fees and/or expenses for title insurance premiums, title searches, escrow fees, recording costs and all costs similar or related thereto), costs incurred to obtain documents or information for the Servicing File, and any costs and expenses related to the preparation and/or recordation of releases of liens or satisfactions of mortgages (in whole or in part);

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(j)           property inspections and field inspections; and

(k)           other such reasonable fees and expenses incurred by Servicer in connection with the enforcement, collection, foreclosure, management and operation of the REO Property or the Mortgaged Property, sales of REO Properties (including, without limitation, the costs and expenses set forth in subsection (i) above and any and all transfer taxes and other closing costs customarily paid by the seller in the locale where such sale occurs including costs associate with auctions of REO Property) and the performance of its servicing activities.

Qualified Depository:  A federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-2 by S&P and Prime-2 by Moody’s (or a comparable rating if another rating agency is specified by the Owners by written notice to the Servicer) or higher at the time any deposits are held on deposit therein.

Requirements:  All federal, state or local laws and any other requirements of any government or agency or instrumentality thereof applicable to the origination and servicing of the Mortgage Loans, the management of the REO Properties or the provision of services hereunder by Servicer.

REO Property: As of any Determination Date for the purpose of calculating the relevant Servicing Fee, and as of the actual date of acquisition of title for all other purposes:  any (i) real property owned by Owner and made subject to this Agreement, and (ii) any Mortgaged Property that was subject to a Mortgage Loan, after the Mortgaged Property has been acquired on behalf of Owner pursuant to this Agreement through foreclosure or similar proceedings, acceptance of deed in lieu of foreclosure, acquisition of title in lieu of foreclosure or the acquisition of title by operation of law.

S&P:  Standard & Poor’s Rating Services, A Division of The McGraw-Hill Companies, Inc. or any successor in interest.

Servicer: SN Servicing Corporation, an Louisiana Corporation, or its successors in interest and permitted assigns.

Servicer Event of Default: As defined in Section 9.01.

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Servicing Advances: All amounts advanced by Servicer in payment of Property Protection Expenses, Escrow Payments, Setup Expenses and Property Improvement Expenses and all other customary and reasonable “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations that would be, at the time incurred, reasonably believed to be recoverable under Accepted Servicing Practices, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property or REO Property, (b) efforts to clear title defects or present and follow up on title claims relating to the Mortgaged Properties or REO Properties, (c) any enforcement or administrative or judicial proceedings, including foreclosures, (d) the management and liquidation of the Mortgaged Property or REO Property, (e) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property or REO Property, Mortgage Insurance policy premiums and fire and hazard insurance coverage, (f) in connection with the liquidation of a Mortgage Loan which has a superior lien, any expenditures relating to the purchase, maintenance or monitoring of any superior lien hereof, and (g) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property or REO Property. Servicer has the authority to advance up to $10,000 for any individual Servicing Advance without Owner’s prior written approval.

Servicing Advances Balance: A minimum balance of $15,000 to be maintained in the Collection Account at all times to reimburse Servicer pursuant to Section 2.03(e) hereof.

Servicing Fee: With respect to each Mortgage Loan and REO Property subject to this Agreement, the monthly servicing fee and other fees the Owner shall pay to the Servicer during the term of this Agreement and any Interim Servicing Period, each as provided in Exhibit B hereto and in accordance with the terms of Exhibit B and Section 2.04 hereof. As set forth on Exhibit B, “Servicing Fee” includes the Monthly Servicing Fee, the Set-up Fee, Default Fees, Termination Fee, Charge-off/Debt Recovery Fees and, if applicable, the Limited Remote Access User Fees.

Servicing File:  With respect to each Mortgage Loan, the Mortgage Loan Documents and information (including any servicing tapes, images and conversion reports) received from the Prior Servicer, provided by Owner (including title company investigations of matters relating to the Mortgage Loans and the REO Properties), or obtained through the efforts of Servicer hereunder.  To the extent reasonably practicable the Servicing File will contain the Mortgage Loan Documents and information described in Exhibit C hereto.

Setup:  In connection with the transfer of servicing of Mortgage Loans and REO Properties to Servicer, the conversion of any data tape from the Prior Servicer, the uploading and quality control review of data, the uploading of final trial balances, the posting of interim payment activity of the Mortgage Loans, the setup of tax, escrow and insurance records, the management of the electronic document delivery process, and the other actions set forth in the Transfer Instructions.

Setup Expenses: The direct out-of-pocket expenses incurred by Servicer in connection with Setup of a Mortgage Loan or REO Property, including, without limitation, title searches, recording fees for powers of attorney and Assignments of Mortgage, tax search services, real estate tax service contracts and certifications, flood insurance contracts, obtaining missing Loan Documents, completing and correcting Assignments of Mortgages, imaging of Mortgage Loan Documents including hazard and flood insurance and tax contracts, and completing the requirements of the Transfer Instructions.

Setup Fee: An initial fee for the Setup of each Mortgage Loan and/or REO Property, as set forth on Exhibit B.

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Target Values:  The most recent Asset recovery valuations established by Owner based upon monthly discussions between Owner and Servicer.

Termination Fee: The deboarding fees, set forth on Exhibit B, paid by Owner to Servicer upon termination of Servicer without cause, pursuant to Section 10.01(c).

Transfer Date:  The date or dates on which the servicing of a pool of Mortgage Loans and/or REO Properties is transferred from the Prior Servicer to the Servicer, as evidenced by an Acknowledgement Agreement, executed in accordance with Section 2.01.

Transfer Instructions:  As defined in Section 2.01(a).

Section 1.02.  Interpretation of Agreement.

(a)           All references in this Agreement to designated Sections, Articles, Exhibits and Schedules are to the designated sections and articles of and exhibits and schedules to this Agreement.

(b)           Use of the masculine gender is intended to include the feminine and neuter genders.

(c)           The headings and captions used in this Agreement are for convenience of reference only and do not define, limit or describe the scope or intent of the provisions of this Agreement.

(d)           Terms in the singular include the plural and vice versa.

(e)           The terms “includes” or “including” are intended to be inclusive rather than exclusive.

ARTICLE II
TRANSFER OF SERVICING, SERVICING RESPONSIBILITIES AND SERVICING COMPENSATION

Section 2.01.  Contract for Servicing; Transfer of Servicing Files to Servicer.

(a)           On or before forty five (45) days prior to each Transfer Date, the Owner shall, by execution and delivery of the related Acknowledgment Agreement, contract with the Servicer as an independent contractor, subject to the terms of this Agreement, for the servicing of the Assets listed on the Asset Schedule attached to each such Acknowledgment Agreement. On each Transfer Date, Owner shall cause the Prior Servicer to transfer to Servicer the Servicing Files and/or servicing records necessary to provide current data with respect to each of the Mortgage Loans and REO Properties. Such transfer shall occur in accordance with the Servicer’s boarding and transfer requirements attached hereto as Exhibit D, including all exhibits, schedules, amendments and supplements thereto (the “Transfer Instructions”). Owner acknowledges that the Servicer may amend or supplement the Transfer Instructions from time to time and agrees to comply with the terms of the Transfer Instructions in effect as of each Transfer Date.  In the event that not all of the related Servicing Files and/or necessary servicing records are transferred on the applicable Transfer Date, or the Prior Servicer does not transfer the Assets in accordance with the Transfer Instructions, thereafter, Servicer, at Owner’s expense, shall use its best efforts to cause the Prior Servicer to transfer to Servicer any Servicing Files and/or servicing records necessary to provide current data with respect to each Mortgage Loan and each REO Property which were not transferred to Servicer on the applicable Transfer Date, and take such other actions as are reasonable required to complete the transfer of the Assets to the Servicer in accordance with the Transfer Instructions.  The Servicer shall transfer and convert the Servicing Files to Servicer’s servicing system as soon as reasonably possible from the date of receipt by Servicer of the Servicing Files and such other documents as are reasonably necessary to service the Mortgage Loans and REO Properties from the Prior Servicer.  The Servicer shall deliver the Missing Document Report to Owner in accordance with Section 6.05 hereof.

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(b)           As of each Transfer Date, Owner hereby appoints Servicer to provide and Servicer hereby assumes and accepts responsibility for providing the services described herein with respect to each Mortgage Loan and REO Property; provided, however, that if Servicer is making diligent efforts to complete and verify the Servicing File because a Servicing File is not complete or contains incorrect information on the Transfer Date, Servicer shall not be responsible for any failure to provide any service hereunder, or for any inaction or any action taken hereunder related to such incompleteness or incorrectness.

(c)           If, as of the related Transfer Date, an Asset is covered by a transferable life-of-loan real estate tax service contract, the Owner shall transfer such contract to the Servicer or cancel such contract and Servicer shall start a new acceptable contact with Servicer’s preferred vendor at the Owner’s cost on the related Transfer Date.  If no such contract exists, then Servicer shall obtain such a contract at Owner’s sole expense as soon as reasonably possible after the Transfer Date.  Servicer also shall obtain, at Owner’s expense, tax reports for any Mortgage Loans that are Non-Performing Mortgage Loans as of the Transfer Date. If, as of the related Transfer Date, an Asset is covered by a flood certification contract, the Owner shall transfer such contract to the Servicer or cancel such contract and start a new contact with the Servicer’s preferred vendor at the Owner’s expense on the related Transfer Date.

(d)           Prior to the transfer to Servicer of the complete Servicing File with respect to a Mortgage Loan, Servicer shall not be responsible for the payment of Escrow Payments with respect to such Mortgage Loan unless Servicer has actual knowledge of the existence, amount and due date of such obligations, in which case Servicer shall determine in accordance with Accepted Servicing Practices whether or not to make any Escrow Payments within five (5) Business Days after it has actual knowledge of the existence, amount and due date of such obligations.  In the case of property taxes and similar items, Servicer shall be deemed not to have knowledge of the existence, amount and/or due date of such obligations until ten (10) Business Days after receiving a current report with respect to the Mortgaged Property from a real estate tax service retained by Servicer.  The Servicer shall be entitled to rely in all respects on any real estate tax service report and shall have no liability to Owner if a tax sale occurs for which Servicer (i) received no notice from the applicable taxing authority, or (ii) received a report from a tax service indicating that the taxes were current.

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(e)           Record title to each Mortgage and the related Mortgage Note and each REO Property shall remain in the name of the Owner or its designee. Record title to each deed with respect to each REO Property shall be in the name of the Owner or its designee at or before the related Transfer Date.  Each Mortgage Note, Mortgage, deed and the contents of the Servicing File shall be vested solely in the Owner. With respect to each Assignment of Mortgage, if so requested by the Owner in its sole discretion, the Servicer, at such Owner’s expense, shall cause MERS® to designate on the MERS System the Owner or its designee as the beneficial holder with respect to such Mortgage Loan or shall prepare and record each Assignment of Mortgage, and track such Assignments of Mortgage to ensure they have been recorded. The Owner shall pay all reasonable and necessary fees associated with the preparation, recording and tracking of the initial assignment of the Mortgage Loans from Owner to a third party.  All rights arising out of the Assets shall be vested in the Owner.  Subject to the Servicer's rights to receive payment and reimbursement hereunder, all funds received on or in connection with an Asset shall be received and held by the Servicer in trust for the benefit of the Owner.

(f)           Upon reasonable request by Servicer, Owner shall furnish Servicer with such limited powers of attorney and other documents prepared by Servicer and satisfactory in form and substance to Owner as may be necessary or appropriate to enable Servicer to liquidate, collect payments against and otherwise service and manage the Mortgage Loans and REO Properties in accordance with this Agreement.  Additionally, Servicer may appoint certain designated servicing officers in writing to Owner and such designated servicing officers shall be authorized to act upon behalf of Owner hereunder.  Such list (or any amended list) designating such servicing officers shall be sufficient so long as it is executed by any officer of Servicer.  All documents so provided to Servicer shall be held in trust by Servicer on behalf of Owner.

(g)           Owner agrees to cooperate fully with Servicer with respect to all reasonable requests made by Servicer in connection with the transfer of servicing pursuant to this Section 2.01.

Section 2.02.  Release of Mortgage Loan Documents.

(a)           From time to time as is appropriate for the servicing or foreclosure of a Mortgage Loan or the acquisition of Mortgaged Properties in lieu of foreclosure or for the making of any claim against or collection under any Mortgage Insurance policy, Hazard Insurance policy, other insurance policy, Servicer’s fidelity bond, Servicer’s errors and omissions policy, or for purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or for making any corrections to the Mortgage Note or the Mortgage or other Mortgage Loan Documents, Servicer shall deliver to the Custodian, or, if the Owner is acting as its own custodian, to the Owner, an officer’s certificate of Servicer certifying as to the reason for such release and designating the Mortgage Loan Documents requested to be released to Servicer.

(b)           Within five (5) days of receipt of the foregoing, Owner shall deliver or cause Custodian to deliver to Servicer the Mortgage Loan Documents so requested.  The Servicer shall cause the Mortgage Loan Documents so released to be returned to the Custodian or Owner, as applicable, when the need therefore by Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.  Upon receipt of an officer’s certificate of Servicer stating that such Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection Account, the release receipt shall be delivered by the Custodian or Owner, as applicable, to Servicer.

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(c)           The Servicer shall retain possession of any Mortgage Loan Documents that have been released to Servicer by the Custodian or Owner, as applicable, at all times unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, (ii) the Mortgage Loan Documents have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property, or (iii) Servicer’s need therefore no longer exists and Servicer returns the Mortgage Loan Documents to the Custodian or Owner, as applicable, pursuant to the previous paragraph.

(d)           Mortgage Loan Documents held by Servicer are and shall be held in trust by Servicer for the benefit of Owner as the owner thereof and Servicer's possession of the Mortgage Loan Documents so retained is at the will of Owner for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by Servicer is in a custodial capacity only.  The Mortgage Loan Documents with respect to each Mortgage Loan shall be appropriately marked to clearly reflect the ownership of such Mortgage Loan by Owner.

Section 2.03.  Servicing Responsibilities; Collection and Escrow Accounts.  The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and REO Properties in accordance with this Agreement and with Accepted Servicing Practices (giving due consideration to the Owner’s reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices.  The Servicer shall exercise the same care that it customarily employs for its own account and for others in servicing the Assets.  The Servicer shall comply with all Requirements applicable to the services provided by Servicer under this Agreement.  The Owner shall deliver such limited powers-of-attorney to the Servicer sufficient to allow the Servicer to execute all documentation requiring execution on behalf of the Owner with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, if requested by the Servicer, execute and promptly return such documents to the Servicer. Subject to Section 2.01 and in accordance with Accepted Servicing Practices, in performing its obligations hereunder, Servicer shall comply with the following with respect to each Mortgage Loan or REO Property, continuously from the date hereof until the date each Mortgage Loan or REO Property ceases to be subject to this Agreement:

(a)           Collection Accounts; Deposits in Collection Accounts.  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan and REO Property separate and apart from any of its own funds and general assets and maintain one or more Collection Accounts.  Each Collection Account shall be established with a Qualified Depository.  Unless otherwise directed by the Owner, to the extent such funds are not deposited in a Collection Account, such funds may be invested in Permitted Investments, with any income earned thereon for the benefit of the Servicer.  Funds deposited in the Collection Account may be withdrawn by the Servicer in accordance with Section 2.03(b).  The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments.  The amount of any such losses shall be immediately deposited by the Servicer in the Collection Account, out of the Servicer’s own funds, with no right to reimbursement therefor.

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The Servicer shall deposit in the Collection Account or Accounts any amount which the Servicer receives in connection with the Services Assets; net of the Servicing Fees, unreimbursed Servicing Advances, and any other amounts owed to the Servicer, no later than two (2) Business Days after receipt of funds and retain therein the following payments and collections:

(i)           all payments on account of principal, including Principal Prepayments and prepayment penalties, on the Mortgage Loans received after the related Transfer Date;

(ii)          all payments on account of interest on the Mortgage Loans received after the related Transfer Date;

(iii)         all Liquidation Proceeds net of unreimbursed Servicing Fees, Servicing Advances and expenses incurred by the Servicer in connection with the liquidation of the Mortgage Loan and related Mortgaged Property;

(iv)         all Insurance Proceeds received after the related Transfer Date other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law;

(v)          all Condemnation Proceeds affecting any Mortgaged Property received after the related Transfer Date other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the loan documents or applicable law; and

(vi)          all rental income related to any Mortgage Loan or REO Property.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, the Servicing Fee and Ancillary Income, need not be deposited by the Servicer in the Collection Account.

(b)           Permitted Withdrawals From the Collection Account.  The Servicer may, from time to time, make withdrawals from the Collection Account for the following purposes:

(i)           to make payments to the Owner in the amounts and in the manner provided for in Section 6.02;

(ii)          to pay itself for unreimbursed Servicing Advances, fees, and expenses prior to applying proceeds to prior servicer balances;

(iii)         to pay to itself for unreimbursed Servicing Fees and any interest earned on funds in the Collection Account;

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(iv)          to pay itself, after liquidation of a Mortgage Loan, any accrued and unpaid Servicing Fees and Servicing Advances with respect to such Mortgage Loan;

(v)           to reimburse the Advance Reserve Account for the payment of Servicing Fees upon a payment received for Performing Loans or upon the passing of the scheduled Mortgage Loan Due Date for non-performing loans.

(vi)          to pay itself Ancillary Income;

(vii)         to reimburse itself for any Non-recoverable Advances or Expenses;

(viii)        to remove funds inadvertently placed in the Collection Account in error by the Servicer or for which amounts previously deposited are returned unpaid due to a “not sufficient funds” or other denial by the obligor’s banking institution; and

(ix)           to clear and terminate the Collection Account upon the termination of this Agreement.

(c)           Escrow Accounts; Deposits in Escrow Accounts.  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and maintain one or more Escrow Accounts.  Each Escrow Account shall be established with a Qualified Depository.  Unless otherwise directed by the Owner, to the extent such funds are not deposited in an Escrow Account, such funds may be invested in Permitted Investments.  Funds deposited in an Escrow Account may be withdrawn by the Servicer in accordance with Section 2.03(d).  The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments.  The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account, as appropriate, out of the Servicer’s own funds, with no right to reimbursement therefor.

The Servicer shall deposit in the Escrow Account or Accounts no later than two (2) Business Days after receipt of funds and retain:

(i)           all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

(ii)          all Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii)         all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 2.03(d).  Except as provided in Section 2.03(d), the Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository, other than interest on escrowed funds required by law to be paid to the Mortgagor.

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(d)           Permitted Withdrawals From Escrow Account.  Withdrawals from the Escrow Account may be made by the Servicer only:

(i)           to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Mortgage Insurance premiums, if applicable, Association fees and comparable items;

(ii)          to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii)         to refund to the Mortgagor any funds as may be determined to be overages;

(iv)         for transfer to the Collection Account in connection with an acquisition of REO Property;

(v)          for application to restoration or repair of the Mortgaged Property;

(vi)         to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)        to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 2.03(c);

(viii)       to remove funds inadvertently placed in an Escrow Account in error by the Servicer or for which amounts previously deposited are returned unpaid due to a “not sufficient funds” or other denial by the obligor’s banking institution; and

(ix)          to clear and terminate the Escrow Account on the termination of this Agreement.

As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient to satisfy such obligation, shall pay such interest to such Mortgagors from its own funds, without any reimbursement therefor.

(e)           Payment of Taxes and Insurance.  The Servicer shall timely determine the amounts of all required disbursements from the Escrow Accounts and shall make disbursements as they become due.  The Servicer shall also determine whether any delinquency exists in the payment of Escrow Payments and shall use commercially reasonable efforts to cause such deficient amounts to be paid by the Mortgagor. If there are not sufficient funds in the appropriate Escrow Account to make such payments as they become due, Servicer shall advance Escrow Payments unless (i) Servicer determines in its reasonable judgment that an advance pursuant to this or any other section of this Agreement will not be ultimately recoverable from late payments, insurance proceeds, Liquidation Proceeds or any other recovery on such Mortgage Loan or REO Property (a “Non-Recoverable Advance”), or (ii) the Mortgage Loan is not a first lien mortgage and is subordinate to a superior lien. If Servicer determines that the advance of an Escrow Payment would constitute a Non-Recoverable Advance or if the Mortgage Loan is not secured by a first lien Mortgage, Servicer will not be obligated to make such advance.  Any advances made towards Escrow Payments shall be deemed to be Servicing Advances.  The Servicer shall be entitled to reimbursement of all such Servicing Advances made pursuant to this Section 2.03(e) from all amounts subsequently deposited in the Collection Account.

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(f)           Notices to Mortgagors.   The Servicer shall comply with the provisions of all applicable Requirements and the Mortgage Loan Documents relating to the giving of all notices or other communications required to be given by or on behalf of Owner to any Mortgage Insurer, title insurer or other insurer or guarantor, as applicable.  Where any applicable Requirement or the Mortgage Loan Documents require any notice or other communication to be given to a Mortgagor, Servicer shall, in the absence of instructions to the contrary from Owner, give such notice or other communication to the Mortgagor.

(g)           Maintenance of Hazard Insurance. With respect to any Mortgage Loans which are first liens on the related Mortgage Properties, Servicer shall determine if the Mortgagor has provided insurance against risks, hazards and liabilities as required by all applicable requirements and the Mortgage Loan Documents in an amount equal to the unpaid principal balance of the Mortgage Loan from an insurance carrier. The Servicer shall retain copies of the hazard insurance policies or certificates of insurance representing such coverage. The Servicer shall comply with all of the terms of the Mortgage Insurance related to any Mortgage Loan and shall use its best efforts to maintain such Mortgage Insurance and guaranty in full force and effect provided that Servicer has actual knowledge of such insurance or guaranty. In the event of an insured loss with respect to any Mortgaged Property, Servicer shall attempt to determine if the Mortgagor has filed a claim with respect to the Mortgaged Property. If the Mortgagor has not filed a claim with the insurance carrier, Servicer shall file or cause to be filed a claim with the insurance carrier.  In the case of a payment from the insurance carrier for a loss, Servicer shall apply or disburse any insurance proceeds in accordance with the terms and provisions of the Mortgage Loan Documents and in accordance with instructions of Owner. The Servicer shall be responsible for submitting a claim under any Mortgage Insurance or other guaranty on a timely basis for which it has received notice.

Where the Servicer has received notice that the Mortgagor has failed or refused to maintain insurance on the Mortgaged Property in accordance with the Mortgage Loan Documents, it shall notify the Owner. The Owner acknowledges and agrees that it will be obligated and responsible to obtain any such “forced-placed” insurance on the Mortgaged Property that it may deem necessary. The Owner shall be solely responsible to determine the amount and coverage of the “forced-placed” insurance and Servicer shall have no liability to Owner therefore. The Servicer shall have no obligation to force place hazard insurance on any Mortgaged Property.

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Notwithstanding anything to the contrary in the Agreement:

1.
Servicer shall have no obligation or liability to Owner under the Agreement with respect to any loss, damage or claim related to any Mortgaged Property that occurs after it has given notice to the Owner that there is no hazard insurance affecting the Mortgage Property. The Owner shall assume responsibility for the loss, damage or claim as to Mortgaged Property that it has provided “forced-placed” insurance. The Owner shall force place hazard insurance that it deems necessary or appropriate.

2.	Servicer will not make advances under the Agreement for hazard insurance or “forced-placed” insurance on the Mortgaged Property.

 (h)           Fidelity Bond, Errors and Omissions Insurance.   Servicer shall keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of Servicer’s obligations under this Agreement.  The Servicer shall be deemed to have complied with this provision if an affiliate of Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to Servicer.

(i)           Flood Insurance.   The Servicer shall ensure that Flood Insurance is maintained on each Property that is identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and the flood insurance described below has been made available).  Any such Flood Insurance shall meet the current guidelines of the Federal Insurance Administration and shall be with a generally acceptable insurance carrier. The amount of the Flood Insurance Policy shall equal not less than the least of (i) the lesser of (x) the unpaid principal balance of the related Mortgage Loan, plus accrued interest and the aggregate of all Servicing Advances, and (y) the full insurable value of the Mortgaged Property, but in each case not less than such amount as is necessary to prevent the mortgagor and/or the mortgagee from becoming a co-insurer or loss payee, and (ii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973.

(j)           Reports of Foreclosure and Abandonments of Mortgaged Property or REO Property.  The Servicer shall prepare promptly each report required by all applicable Requirements including reports to be delivered to all governmental agencies having jurisdiction over the servicing of the Mortgage Loans and the Escrow Accounts, shall execute such reports or, if Owner must execute such reports, shall deliver such reports to Owner for execution prior to the date on which such reports are due and shall file such reports with the appropriate Persons.  The Servicer shall timely prepare and deliver to the appropriate Persons Internal Revenue Service forms 1098, 1099 and 1099A (or any similar replacement, amended or updated Internal Revenue Service forms) relating to any Mortgage Loan for the time period such Mortgage Loan has been serviced by Servicer.  Owner shall be solely responsible for filing any other forms including, without limitation and to the extent applicable, forms 1041 and K-1 or any similar replacement, amended or updated Internal Revenue Service forms. The reports to be provided under this subsection shall cover the period through the end of the month following the termination of this Agreement or, in the case of reports to be sent to the Internal Revenue Service, the end of the calendar year following termination of the Agreement.  The Servicer shall promptly prepare all reports or other information required to respond to any inquiry from or give any necessary instructions to any Mortgage Insurer, provider of Hazard Insurance or other insurer or guarantor, taxing authority, tax servicer, Association or the Mortgagor.

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(k)           Whole Loan Transfers.   The Servicer shall cooperate with Owner in facilitating any financing or securitization or whole loan transfer of the Mortgage Loans, including furnishing such reports and information with respect to the Mortgage Loans as Owner may reasonably request, and facilitating the transfer of servicing of the Mortgage Loans to such entity as Owner may designate in connection with a securitization or whole loan transfer of the Mortgage Loans.  Any and all costs, fees and expenses incurred by Servicer in connection with the foregoing shall be deemed to be Servicing Advances and shall be reimbursed by Owner if not previously withdrawn from the Collection Account, such obligation of Owner to survive any termination hereof.  Owner shall provide Servicer with forty five (45) days prior written notice of any such whole loan transfer together with the Owner’s or the successor servicer’s written transfer instructions. During the Interim Servicing Period, the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing Practices and Owner shall be, or shall cause the Successor Servicer to be, responsible for the payment of the Servicing Fee during the Interim Servicing Period. On the servicing transfer date to the successor servicer, Servicer shall deliver the related Servicing Files to the successor servicer in the same form and content as the Servicer received from Owner on the related Transfer Date.

(l)           Notification of Adjustments.  With respect to each ARM Loan, the Servicer shall adjust the Mortgage interest rate on the related interest rate adjustment date in compliance with requirements of applicable law and the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the mortgage interest rate adjustments.

(m)         Establishment of Advance Reserve Account. The Servicer shall segregate and hold funds from the payments received pursuant to the Mortgage Loans and REO to establish and maintain the Advance Reserve Account, which shall be in an amount of not less than $5,000.00. The account will be funded by withdrawals from the Collection Account or contributions from Owner. The Owner acknowledges and agrees that this minimum balance of $5,000.00 shall be maintained in the Advance Reserve Account, and if the balance is less than this amount it shall fund the amount needed to maintain this balance within three (3) days of notice from the Servicer.

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(n)           Permitted Withdrawals From the Advance Reserve Account. The Servicer may from time to time make withdrawals from the Advance Reserve Account for the following purposes:

(i)           to pay itself for technical start-up fees due to Servicer for establishing support services for the benefit of Owner;

(ii)          to pay itself Servicing Fees;

(iii)         to pay itself Ancillary Income;

(iv)         to pay itself Servicing Advances; and

(v)          to pay third-party vendors, attorney fees and costs and other advances.

Section 2.04.  Servicing Compensation.  The Servicer shall be entitled to the Setup Fee related to a Mortgage Loan or REO Property on the related Transfer Date.  If not paid by Owner on or before the first Distribution Date, Servicer may withdraw such Setup Fee from the Collection Account on or after such date.  The Servicer shall be entitled each month to the Servicing Fee. Servicer may deduct the Servicing Fee from collections on the Assets prior to depositing the collections into the Collection Account upon a payment received for Performing Loans or upon the passing of the scheduled Mortgage Loan Due Date for non-performing loans and, if not deducted prior to deposit, may withdraw the Servicing Fee from the Collection Account in accordance with Section 2.03(b).  The Servicing Fee shall not be prorated for any period of less than a full calendar month.  In addition, Servicer shall be entitled to retain all Ancillary Income.  Servicer shall not be obligated to deposit any Ancillary Income into the Collection Account.  In the event that Servicer deposits into the Collection Account any Ancillary Income, Servicer may withdraw such amount at any time from the Collection Account, any provision herein to the contrary notwithstanding.

The Servicer shall establish a separate account to be used to pay itself for administrative support expenses and travel expenses by Servicer in providing on-site support for the benefit of Owner. These expenses include, but are not limited to, travel to the site, technical support fees and the allocated costs for providing personnel supporting Servicing Responsibilities directly related to the servicing of Mortgage Loans and REO owned by Owner. If the amount needed to maintain this account is not paid by Owner, Servicer may withdraw such amount from the Collection Account. This account may be funded by other Agreements for the benefit of each Owner or its affiliates, and the expenses will be shared prorata by each Owner as agreed to by the parties.

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ARTICLE III
DEFAULT MANAGEMENT SERVICES <*>

Section 3.01.  Default Management Responsibilities; Loss Mitigation.  (a)
Without limiting the generality of Section 2.03, but subject to the limitations and required Owner consents in this Article III, Servicer is hereby authorized and empowered by Owner to take the following actions, without limitation:  (i) prepare, execute and deliver, on behalf of Owner at Owner’s expense, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; any modifications, waivers (including, without limitation, waivers of any late payment charge in connection with any delinquent payment on a Mortgage Loan), consents, amendments, discounted payoff agreements, forbearance agreements, cash management agreements or consents to or with respect to any documents contained in the related Servicing File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other instruments comparable to any of the types of instruments described in this subsection (i), and (ii) institute and prosecute judicial and non-judicial foreclosures, suits on promissory notes, indemnities, guaranties or other Mortgage Loan Documents, actions for equitable and/or extraordinary relief (including, without limitation, actions for temporary restraining orders, injunctions, and appointment of receivers), suits for waste, fraud and any and all other tort, contractual and/or other claims of whatever nature, and to appear in and file on behalf of Owner such pleadings or documents as may be necessary or advisable in any bankruptcy action, state or federal suit or any other action.

(b)           Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan, consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor, or engage in other loss mitigation alternatives (i.e.,  short sales, repayment plans, forbearance agreements, deeds-in-lieu) if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or other indulgence is not materially adverse to the Owner; provided, however that if the Mortgage Loan is a Non-Performing Loan, the Servicer may permit a modification to the Mortgage Loan that would change the Mortgage Loan interest rate, defer the payment of principal or interest or change the final maturity date on such Mortgage Loan or enter into an alternative loss mitigation option with the Mortgagor.  The deferral of the payment of principal or interest may include the delay in the payment until the final maturity date. Nevertheless, unless the Servicer has obtained the prior written consent of the Owner, the Servicer shall not permit any modification or other loss mitigation option with respect to any Mortgage Loan that would (i) forgive the payment of principal in an amount greater than ten percent (10%) of the unpaid principal balance, (ii) reduce the Monthly Payment greater than ten percent (10%), (iii) waive or capitalize unpaid Servicing Advances in an amount greater than $10,000.00, (iv) modify the Monthly Payment to an interest only payment for a period in excess of three (3) years, or (v) in connection with a short sale or short payoff, accept a payoff that is less than the Target Values.  Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge, and (ii) extend the due dates for payments due on a Mortgage note for a period not greater than thirty (30) days.

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(c)           With respect to any Mortgage Loan, if Servicer determines that no significant recovery of the outstanding principal balance of the related Mortgage Loan together with all Servicing Advances made either by Servicer or any Prior Servicer is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property, Servicer shall (1) discontinue making Servicing Advances with respect to such Mortgage Loan and (2) if Owner consents in writing to such decision by Servicer, charge off the related Mortgage Loan after it becomes one hundred and eighty (180) days delinquent with equity less than Twenty-Five Thousand and No/100 Dollars ($25,000.00) (such date, a “Charge Off Date”; and each such Mortgage Loan, a “Charged Off Asset”). Servicer will be entitled to previously accrued Servicing Fees on any such Charged Off Assets (accrued prior to the Charge Off Date) and reimbursement of Servicing Advances on such Charged Off Assets.  After the Charge Off Date and provided Owner has consented in writing thereto, Servicer will be entitled to receive the Charged Off Assets/Debt Recovery Fees as set forth on Exhibit B.

Section 3.02.  Foreclosure.  If Servicer reasonably determines that foreclosure is appropriate with respect to a Mortgage Loan (including if it determines that foreclosure is appropriate in conjunction with or as an alternative to collection efforts and default management services hereunder), Servicer shall retain an attorney and supervise the conduct of the foreclosure proceeding.  If the Mortgaged Property is acquired in the foreclosure proceeding, Servicer may acquire the Property in the name of Owner or its designee, and Servicer shall commence providing property management and disposition services as provided in Section 4.01.  Notwithstanding anything to the contrary contained herein, in the event Servicer has reasonable cause to believe that a Mortgaged Property is an Environmental Problem Property as described in Section 4.02 hereof, Servicer shall notify Owner of the existence of the Environmental Problem Property, describe such problem, make a recommendation to Owner regarding handling the Property and carry out the recommendation unless otherwise directed by Owner in writing within five (5) days after Owner’s receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.03 below.  In no event will Servicer be required to acquire record title to an Environmental Problem Property.  If Servicer elects to proceed with a foreclosure in accordance with the laws of the state where the Mortgaged Property is located, Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor or any other liable party unless requested to do so in writing by the Owner.

Section 3.03.  Deed-in-Lieu.  If Servicer reasonably determines that a deed-in-lieu of foreclosure is appropriate with respect to a Mortgage Loan, Servicer shall notify Owner of such decision in writing and if Owner consents in writing to such decision, and Servicer elects to pursue a deed-in-lieu of foreclosure, Servicer will prepare appropriate documentation, execute and deliver such documentation on behalf of Owner and may enter into an agreement with Mortgagor regarding payment of any deficiency.  The actions described herein shall be taken by Servicer in accordance with Accepted Servicing Practices or otherwise with the consent of Owner.  Title to such Mortgaged Property may be taken in the name of Owner or its designee.  Notwithstanding anything to the contrary contained herein, in connection with a deed-in-lieu of foreclosure, in the event Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in Section 4.02 hereof, Servicer shall notify Owner of the existence of the Environmental Problem Property, describe such problem, make a recommendation to Owner regarding handling the Property and carry out the recommendation unless otherwise directed by Owner in writing within five (5) days after Owner’s receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.03 below.  In no event will Servicer be required to acquire record title to an Environmental Problem Property.  The Servicer will provide the services described in Section 4.01 with respect to each Property for which a deed-in-lieu of foreclosure is received by Servicer.

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Section 3.04.  Priority; Insurance Claims.   The Servicer will be responsible for retaining counsel on behalf of Owner to advise Servicer whether any proposed relief for the Mortgagor pursuant to Section 3.03 will adversely affect claims against any other Mortgagor or the priority of the lien securing the Mortgage Loan.  The Servicer will be responsible for determining that such relief will not adversely affect any applicable Mortgage Insurance or other guaranty.  The Servicer shall consider the effect of such relief on the priority of the lien, claims against other Mortgagors and the effect on Mortgage Insurance or other guarantees in acting hereunder.

Section 3.05.  Bankruptcy of Mortgagor.  If Servicer has actual knowledge that an Mortgagor is the subject of a proceeding under the Bankruptcy Code or any other similar law, has made an assignment for the benefit of creditors or has had a receiver or custodian appointed for its property, Servicer shall retain an attorney on behalf of Owner to pursue claims to payment on the Mortgage Loan and foreclosure on the Mortgaged Property in the bankruptcy court in accordance with Accepted Servicing Practices.  If the Mortgaged Property is acquired in an insolvency proceeding, it shall be acquired in the name of Owner or its designee.

Section 3.06.  Servicing Oversight.  Owner shall not engage third parties for servicing oversight or review of Servicer’s servicing activities and practices without Servicer’s prior written consent.

ARTICLE IV
PROPERTY MANAGEMENT AND DISPOSITION SERVICES

Section 4.01.  Property Management and Disposition Responsibilities.  With respect to each REO Property made subject to this Agreement and with respect to each Mortgaged Property that becomes an REO Property, Servicer shall, in accordance with Accepted Servicing Practices, provide property management and disposition services with respect to such REO Property, including analysis of sale potential of such REO Property, property management (including maintenance and repairs to such REO Property to render it salable), Escrow Account administration for payment of Escrow Payments and property sales including utilizing REO auction companies for REO Property liquidations. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  Each REO Property disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner.  The Liquidation Proceeds from the sale of the REO Property shall be promptly deposited in the Collection Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances. Prior to acceptance by the Servicer of an offer to sell any REO Property for a sales price that is greater than ten percent (10%) below the listing price at the time of the sale, the Servicer shall notify the Owner or its designee of such offer which notification shall set forth all material terms of said offer.  The Owner or its designee shall be deemed to have approved the sale of any REO property unless the Owner or its designee notifies the Servicer in writing, within two (2) Business Days after its receipt of the related notice of sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale. The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in which amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

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Section 4.02.  Environmental Problems.  If Servicer hereafter becomes aware that a Property is an Environmental Problem Property, Servicer will notify Owner of the existence of the Environmental Problem Property.  Additionally, Servicer shall set forth in such notice a description of such problem, a recommendation to Owner relating to the proposed action regarding the Environmental Problem Property and Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by Owner in writing within five (5) days after Owner’s receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.03 below.  If Servicer has reason to believe that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker’s price opinion which reveals the potential for such problem), Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to Owner.

ARTICLE V
STANDARDS FOR CONDUCT

Section 5.01.  Standards of Care and Delegation of Duties.

(a)           The obligation of Servicer to perform its duties under this Agreement, including any duty to obtain or verify information, will be satisfied so long as Servicer acts in a manner consistent with Accepted Servicing Practices.  The Servicer shall not be responsible for the form, substance, validity, perfection, priority, effectiveness or enforceability of any documents in the Servicing File on the Transfer Date or on the date that it obtains such documents from the Prior Servicer.

(b)           In the performance of its duties and obligations under this Agreement, Servicer may act directly or through agents, sub-servicers, independent counsel, accountants and other independent professional Persons, or it may delegate the performance of functions and consult with agents, independent counsel and other independent Persons; provided, however, that no such delegation shall relieve Servicer from any of its obligations hereunder.  Additionally, in the event that Servicer believes that it is unable to comply with the requirements of Section 5.01(a) with respect to any particular Mortgage Loan or REO Property as a result of Servicer’s relationship with an Mortgagor or some other reason which would cause Servicer to be in violation of Accepted Servicing Practices, it may enter into a sub-servicing agreement whereby a sub-servicer shall perform its duties with respect to such Mortgage Loan or REO Property.  In such event, so long as such sub-servicer performs such duties on behalf of Servicer, in accordance with the other terms and provisions of this Agreement, then Servicer shall be deemed to be in compliance therewith.

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(c)           The Servicer shall be entitled to rely upon any notice, document, correspondence, request or directives received by it from Owner that Servicer believes to be genuine and to have been signed or presented by an authorized officer or representative of Owner, and shall not be obligated to inquire as to the authority or power of any Person so executing or presenting any notice, document, request or directive or as to the truthfulness of any statements set forth therein.

Section 5.02.  Confidentiality; Protecting Customer Information.  The Servicer and Owner understand and agree that the Customer Information (as defined below) is subject to Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801 et seq., the Federal Trade Commission's Privacy Regulations, 16 CFR Part 313, and Standards for Safeguarding Customer Information, 16 CFR Part 314 and any other applicable federal and state privacy laws and regulations and other applicable requirements of any government or agency or instrumentality thereof regarding the privacy or security of Customer Information (the “GLB Requirements”) and agree that they shall comply with and they shall cause any other person or entity that receives the Customer Information to comply with the GLB Requirements and will promptly notify the each other of any breach of the GLB Requirements.  Furthermore, the Servicer and Owner shall maintain (and shall cause any other person or entity that receives the Customer Information to maintain) appropriate administrative, technical and physical safeguards designed to protect the security, confidentiality and integrity of Customer Information, including, if applicable, maintaining security measures designed to meet the GLB Requirements.  For purposes of this section, "Customer Information" means any non-public personal information (as such term is defined in the Federal Trade Commission’s Privacy Regulations) concerning a Mortgagor regardless of whether such information was provided by Servicer to Owner or Owner to the Servicer or was prepared by the Servicer, Owner or any affiliate or agent of the Servicer or Owner based on or derived from the Customer Information.  Any communications by the Servicer with any Mortgagor shall comply with all applicable laws and regulations, including, without limitation, the Telemarketing Sales Rule, as amended, 16 CFR Part 310.  Servicer shall permit Owner and representatives of Owner, upon prior notice and as reasonably agreed to by the parties hereto in timing and scope, to examine and verify compliance with the GLB Requirements with respect to Customer Information which may include, but shall not be limited to conducting information security assessments of Servicer and Servicer’s procedures.

Section 5.03.  Transactions with Related Persons.  In carrying out its obligations and duties under this Agreement, Servicer may contract with its affiliates, provided that, all Persons with whom Servicer may contract enter into arrangements with or otherwise deal with, shall be engaged on a commercially reasonable arm’s-length basis and at competitive market rates of compensation.  Nothing contained in this Agreement will prevent Servicer or its affiliates from engaging in other businesses or from acting in a similar capacity for any other Person even though such Person may engage in business activities similar to those of Owner or its affiliates.

Section 5.04.  Access to Records.

(a)           To the extent required by this Agreement, Servicer will establish and maintain a system of (i) records of operational information relating to the collection of Mortgage Loans, the conduct of default management services and the administration, management, servicing, repair, maintenance, rental, sale or other disposition of Mortgage Loans and REO Properties, and (ii) books and accounts, which shall be maintained in accordance with customary business practices, of financial information relating to the Mortgage Loans and the REO Properties.  Information may be maintained on a computer or electronic system.

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(b)           If Owner provides reasonable prior written notice, Owner and its respective accountants, attorneys, agents or designees may examine Servicer’s books and records relating to the Mortgage Loans and the REO Properties during normal business hours of Servicer at Owner’s expense.  Such records shall not include any proprietary or confidential information, as reasonably determined by Servicer.  Owner shall provide to Servicer a copy of any report generated in connection with any such examination.  In addition, Servicer shall provide to Owner any other information, related to the Mortgage Loans and REO Properties, reasonably requested by Owner.

Section 5.05.  Annual Audit.  On or before May 31 of each year, beginning with May 31, 2015, Servicer shall cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish a statement to Owner, and to Servicer, to the effect that such firm has examined certain documents and records for the preceding calendar year (or during the period from the date of commencement of such servicer’s duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer’s overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

ARTICLE VI
BILLING OF AND REPORTS TO OWNER

Section 6.01.  Property Protection Expenses; Property Improvement Expenses.  Servicer shall advance Property Protection Expenses and/or Property Improvement Expenses; provided, however, that Servicer shall not be obligated to make any advance if Servicer determines in its reasonable judgment that such advance will be a Non-Recoverable Advance.  Any advances made towards Property Protection Expenses and/or Property Improvement Expenses shall be deemed to be Servicing Advances.  Servicer shall be entitled to reimbursement of all such Servicing Advances made pursuant to this Section 6.01 from the Collection Account.  To the extent that Servicer has previously withdrawn or otherwise received funds from Collections to pay for Servicing Advances and Servicer thereafter recovers payment from the Obligor for such Servicing Advances, Servicer shall promptly deposit such recovered amounts into the Collection Account.

Section 6.02.  Remittances to Owner.  On each Distribution Date, the Servicer shall remit to the Owner an amount equal to (i) all amounts credited to the Collection Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Collection Account pursuant to Section 2.03(b), other than Principal Prepayments received after the end of the preceding calendar month, minus (ii) any amounts attributable to Monthly Payments collected after the related Transfer Date but due on a Due Date or Dates subsequent to the last day of the related Due Period, which amounts shall be remitted on the related Distribution Date next succeeding the Due Period for such amounts, and minus (iii)  any amounts to maintain the Servicing Advance Balance. Amounts payable to Owner shall be paid by ACH in next day funds to an account designated by Owner.

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Servicer 6.03.  Statements and Monthly Report to the Owner.

(a)           The Servicer shall furnish to the Owner a Monthly Report, as of the last Business Day of each to document Mortgage Loan payment activity on an individual Mortgage Loan basis.  With respect to each month, such Monthly Report shall be received by the Owner no later than the tenth Business Day of the month of the related Distribution Date a report in an Excel (or compatible) electronic format or in such format as may be mutually agreed upon by both the Owner and the Servicer, which Monthly Report shall contain the following:

(i)           with respect to each Monthly Payment, the amount of such remittance allocable to interest and principal received from the Mortgagor, Principal Prepayments, and prepayment penalties;

(ii)          the amount of the Servicing Fee received by the Servicer during the prior Due Period;

(iii)         the aggregate principal balance of the Mortgage Loans; and

(iv)         the number and aggregate outstanding principal balances of Mortgage Loans (1) Delinquent (x) thirty (30) to fifty-nine (59) days, (y) sixty (60) to eighty-nine (89) days, (z) ninety (90) days or more; (2) as to which foreclosure has commenced; and (3) as to which REO Property has been acquired.

The Servicer shall also provide with each such Monthly Report a trial balance and such other loan level information as mutually agreed to by the Owner and the Servicer.

(b)           The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby; provided, however, that the Servicer shall not be required to obtain, maintain or report information required pursuant to the Home Mortgage Disclosure Act.  In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

(c)           Upon the termination of this Agreement, the Servicer shall withdraw all funds from the Collection Account and shall distribute them as follows:

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(i)           to refund to any Mortgagor any funds determined to be in excess of the amounts required under the terms of the related Mortgage Loan Documents;

(ii)           to reimburse Servicer for all unpaid Servicing Fees, De-boarding Fees, Servicing Advances, Non-recoverable Advances and Ancillary Income; and balance

(iii)           to Owner.

Amounts payable to Owner shall be paid by ACH transfer in next day funds to an account designated by Owner.

Section 6.04.  Billing.  If the Monthly Collection Amount and Servicing Advance Balance on any Distribution Date is insufficient to pay or reimburse Servicer for any of the items payable to Servicer in Section 2.03(b) and  Section 2.03(d) incurred, accrued or earned through the end of the related Collection Period, or if funds in the Collection Account and the Servicing Advance Balance upon the termination of this Agreement are insufficient to reimburse Servicer for any items in Section 6.03(c)(ii), Servicer shall indicate in a Monthly Report or other written statement to Owner the sum of such amount that remains outstanding, which amounts shall be paid to Servicer by Owner within five (5) days after the date Servicer sends such notice to Owner, such obligation to survive any termination of this Agreement.

Section 6.05.  Missing Document Report.  In addition to the Monthly Report, if the Servicing Files were delivered to Servicer through an index image platform, Servicer shall provide to Owner a report (the “Missing Document Report”) with respect to a Mortgage Loan within forty-five (45) days after the related Transfer Date, which Missing Document Report shall include a listing (to Servicer’s current, actual knowledge) with respect to each Mortgage Loan and REO Property of all documents missing from the Servicing File reasonably necessary to service such Mortgage Loan or REO Property. If the Servicing Files were not transferred to Servicer through an index image platform, Servicer shall provide the Missing Document Report to Owner as soon thereafter as reasonably possible. For the purposes of this Section 6.05, the phrase “to Servicer’s current, actual knowledge” shall mean that Servicer shall be responsible for examining the Servicing File presented to Servicer by Owner or the Prior Servicer and verifying that each such Servicing File contains Mortgage Loan Documents customary for the type of Mortgage Loan; Servicer shall have no responsibility for determining whether there are particular missing documents if the documents presented to Servicer do not disclose the existence of such missing document.  Owner shall cure, or shall cause the Prior Servicer to cure at Owner’s expense, any such deficiencies as soon as reasonably possible following receipt of the Missing Document Report.  After Servicer has delivered to Owner the notice referred to in this Section 6.05, regarding missing documents, Servicer shall not be responsible for any failure to perform any action related to such Mortgage Loan to the extent Servicer is impaired by the absence of such document(s).  Moreover, if Owner has not cured any document deficiency within thirty (30) days following receipt of the Missing Document Report, and such document is reasonably necessary to service such Mortgage Loan or REO Property, then Servicer may, but is not obligated to, cure such deficiency.  All out-of-pocket expenses incurred by the Servicer in connection with such cure shall constitute Servicing Advances.

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ARTICLE VII
REPRESENTATIONS AND WARRANTIES

Section 7.01.  Representations and Warranties of Servicer.  The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to Owner as of the initial Transfer Date:

(a)           Organization and Good Standing; Licensing. Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Alaska and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned, or leased or serviced by it requires such qualification (except where there is an appropriate statutory exemption applicable to Servicer or the failure so to qualify would not have a material adverse effect on the business, properties, assets or financial condition of Servicer or Owner).  The Servicer possesses all of the licenses and regulatory approvals required for Servicer to provide its services under this Agreement and to comply with the Requirements.

(b)           Authorization:  Binding Obligations.  The Servicer has the power and authority to make, execute, deliver and perform this Agreement, including all instruments of transfer to be delivered pursuant to this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Servicer enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c)           No Consent Required.  The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of Servicer to perform its obligations hereunder.

(d)           No Violations.  The execution, delivery and performance of this Agreement by Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Servicer, except for violations that will not adversely affect Servicer’s ability to perform its obligations hereunder, or the charter or by-laws of Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Servicer is a party or by which Servicer may be bound.

(e)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of Servicer threatened, against Servicer or any of its properties or with respect to this Agreement, which if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement.

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               Section 7.02.  Representations and Warranties of Owner.  Owner, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to Servicer as of each Transfer Date:

(a)           Organization and Good Standing; Licensing.  Owner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of __________ and has the power and authority to own its assets and to transact the business in which it is currently engaged.  Owner is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification (except where there is an appropriate statutory exemption applicable to Owner or the failure so to qualify would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Owner or Servicer).

(b)           Authorization:  Binding Obligations.  Owner has the power and authority to make, execute, deliver and perform this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(c)           No Consent Required.  Owner is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made.

(d)           No Violations.  The execution, delivery and performance of this Agreement by Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Owner or the organizational documents of Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Owner is a party or by which Owner may be bound.

(e)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of Owner threatened, against Owner or any of its properties or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

(f)           Holder of Notes.  The Owner is the owner and holder of the Mortgages, Mortgage Notes, and servicing rights thereto, (with each note endorsed to Owner), and is the beneficiary or mortgagee of record of the Mortgage securing such Mortgage Loans. The servicing responsibilities contracted for as of the related Transfer Date have not been assigned or pledged, and the Owner has good and marketable interest therein, and has full right to transfer the servicing responsibilities to the Servicer free and clear of any encumbrance, equity, interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest, or agreement with, any other party, (other than any notice required by law, regulation or otherwise, to be delivered to the Mortgagors) to assign the servicing responsibilities pursuant to this Agreement.

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(g)           Compliance; Enforceability.  Each Mortgage Loan conforms in all material respects to the applicable Requirements. The Owner and each other originator or servicer, as applicable, have complied with all applicable Requirements, the related Mortgage Note and Mortgage and any applicable Mortgage Insurance with respect to the processing, origination and servicing of each Mortgage Loan. Each Mortgage Loan is evidenced by a Mortgage Note and is duly secured by a Mortgage, in each case on such forms and with such terms as comply with all applicable Requirements. Each Mortgage Note and Mortgage is genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor’s rights and the discretion of a court to grant specific performance. All parties to each Mortgage Note and Mortgage had legal capacity to execute the Mortgage Note and Mortgage and each Mortgage Note and Mortgage was properly executed by such parties. Each Mortgage Loan is not subject to any rights of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or Mortgage unenforceable by the Owner or Servicer, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto. Without limiting the foregoing, (i) each Mortgage Loan has been originated with, and the related Mortgage Note and/or Mortgage contains, a late fee provision that fully complies with all applicable Requirements and that is fully enforceable by Servicer against the Mortgagor and (ii) in the event that a Mortgage Loan was originated with a prepayment penalty provision, the provision fully complies with all applicable Requirements and is fully enforceable by Servicer against the Mortgagor.  The Owner and each other originator or servicer, as applicable, was qualified to do business, and had all requisite licenses, permits and approvals, in the jurisdictions in which each applicable Mortgaged Property is located, except where the failure to possess such qualifications, licenses, permits and approvals would not materially and adversely affect the enforceability of the Mortgage Note or Mortgage by Servicer.

(h)           Servicing Files and Related Materials.  The Servicing Files provided to the Servicer by or on behalf of the Owner and its agent, if applicable, shall contain all documents, instruments and information necessary to service the Mortgage Loans in accordance with the applicable Requirements, the Mortgage Note and the Mortgage. Each Mortgage Loan Document provided to the Servicer by or on behalf of the Owner and its agent, if applicable, is the original or a true and accurate copy of the document or instrument. All information relating to a Mortgage Loan provided to Servicer by or on behalf of the Owner and its agent, if applicable, including without limitation any data tapes or similar media, is true and accurate in all material respects and may be relied upon by the Servicer in connection with the servicing of the Mortgage Loans.

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(i)           Mortgaged Property/REO Property.  With respect to any Property, to the Owner’s knowledge the related Mortgagor is not in and has not been in violation of, no prior owner of such property was in violation of, and the property does not violate any standards under, applicable statutes, ordinances, rules, regulations, orders or decisions relating to pollution, protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including without limitation, applicable statutes, ordinances, rules, regulations, orders or decisions relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls and lead and lead-containing materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such items.

(j)           Prepayment Penalties. The data fields relating to prepayment penalties delivered by or on behalf of the Owner or its agent, if applicable, in connection with the Transfer Instructions are complete, true and accurate and can be relied on by the Servicer in the calculation of prepayment penalties. If the prepayment penalty data provide to the Servicer is incorrect, the Servicer shall have no liability to the Owner for any loss resulting from calculation of prepayment penalties using the data provided.

Servicer acknowledges that Owner did not originate the Mortgage Loans and acquired the Assets with minimal representations and warranties from the seller thereof.  Consequently, each of the representations and warranties made by Owner in Sections 7.02(g), (h), (i) and (j) hereof are expressly made by Owner only to the best of its knowledge and belief, without any duty of inquiry or investigation.

ARTICLE VIII
INDEMNIFICATION

Section 8.01.  Liabilities to Mortgagors.  No liability to any Mortgagor under any of the Mortgage Loans or REO Properties arising out of any act or omission to act of any servicer, sub-servicer, owner, holder or originator of the Mortgage Loans or REO Properties prior to the related Transfer Date is assumed by Servicer under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, Servicer expressly disclaims such assumption.

Section 8.02.  Servicer's Indemnity of Owner.  The Servicer shall defend and indemnify Owner against any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, (each, a “Liability”), suffered or incurred by Owner arising out of or resulting from third party claims or actions that were caused directly by or directly resulted from a breach of any of Servicer’s representations and warranties contained in this Agreement or the failure of Servicer to perform its duties in accordance with the terms of this Agreement or other breach of this Agreement by Servicer.  The Servicer shall not be liable to Owner, however, with respect to action taken, or for refraining from taking any action, with respect to any Mortgage Loan or REO Property at or in conformity with the direction of Owner (for this purpose, the terms of this Agreement are directions of Owner), or for any Liability caused by or resulting from a delay occasioned by Owner’s objection to a proposal by Servicer hereunder, or for any Liability caused by or resulting from Owner’s breach of a representation or warranty herein or for any Liability incurred by reason of Owner’s willful misfeasance, bad faith or negligence in acting or refraining from acting.  In any event, Servicer shall not have any liability or obligations for any actions of any prior servicer, prior sub-servicer, originator, prior holder or owner, or any successor servicer, of the Mortgage Loans or Properties.

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Section 8.03.  Owner's Indemnity of Servicer; Limitation on Liability of Servicer.

(a)           Owner shall defend and indemnify Servicer against any Liability (as defined above) arising from third party claims or actions that were caused by or resulted from (i) any actions or omissions in respect of any Mortgage Loan or REO Property of any prior servicer, prior sub-servicer, prior owner or originator of a Mortgage Loan or REO Property, or (ii) taking any action, or refraining from taking any action, with respect to any Mortgage Loan or REO Property at or in conformity with this Agreement or the direction of Owner, or (iii) any Environmental Liability (as defined in Section 8.03(c) below), or (iv) any breach by Owner or Owner’s directors, officers, employees, agents, invitees or representatives of Owner’s obligations under Section 8.03(d) below, or (v) a breach of any of Owner’s representations and warranties contained in this Agreement or the failure of Owner to perform its duties in accordance with the terms of this Agreement or other breach of this Agreement by Owner, or (vi) any Liability relating to the failure or refusal of Owner or any trustee or custodian in possession of original Mortgage Loan Documents to timely provide to Servicer the originals of any Mortgage Loan Documents in order to allow Servicer sufficient time to timely process satisfactions, payoffs and releases.  The Owner shall not be liable to Servicer for any Liability caused by or resulting from Servicer’s breach of this Agreement or for any Liability incurred by reason of Servicer’s willful misfeasance, bad faith or negligence in taking action, or refraining from taking action, with respect to any Mortgage Loan or REO Property.

(b)           Neither Servicer nor any directors, officers, employees or agents of Servicer shall be liable to Owner for any action taken or for refraining from taking any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect Servicer against any liability directly and solely caused by Servicer that would otherwise be imposed by reason of Servicer’s negligence, willful misfeasance or bad faith in the performance of or failure to perform duties hereunder.  The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted to Servicer respecting any matters arising hereunder and shall not be liable for taking any action or refraining from taking any action in good faith reliance thereon, pursuant to this Agreement.

(c)           The term “Environmental Liability” shall mean any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by Servicer arising out of or resulting from the introduction of such materials on any Mortgaged Property or REO Property before and/or after the date hereof, including, without limitation, (a) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (b) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (c) liability with respect to any other matter affecting the Mortgaged Property or REO Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws; provided, however, that the indemnity for Environmental Liability shall not be effective with respect to any liability directly and solely caused by Servicer that would otherwise be imposed by reason of Servicer’s negligence, willful misfeasance or bad faith in the performance of or failure to perform duties hereunder.

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(d)           It is understood and agreed that during the term of this Agreement Owner may, upon execution of Servicer’s Third Party Non-Disclosure Agreement and payment of the related Remote Access User Fees as set forth on Exhibit B, have limited remote access to certain of Servicer’s confidential and proprietary information including, without limitation, Servicer’s computer systems and models, secure web site, investor reporting systems, default management systems and procedures, and other proprietary systems and procedures (the “Confidential Information”).  The term “Confidential Information” does not include any information regarding the Assets or any information which becomes generally available to the public other than as a result of disclosure by Owner or its representatives, but shall be deemed to include the Setup Fee and the Servicing Fees contained herein and any passwords or identification codes, access codes, modem dial-up numbers and similar items.  The Owner shall keep confidential and shall not divulge to any party other than an officer or employee of Owner who has a need to know, without Servicer’s prior written consent, any Confidential Information.  Additionally, Owner shall only permit its officers and up to ten (10) employees to perform procedures on Servicer’s system which are specifically authorized by Servicer.  The Confidential Information shall not be used or duplicated by Owner for any purpose other than those purposes specified by Servicer. Owner further agrees that the Confidential Information will not be used by it or its directors, officers, employees, invitees, agents or representatives, including, but not limited to outside counsel, in any way detrimental to Servicer, as determined in the reasonable judgment of Servicer.  In the event that Owner is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that Owner will provide Servicer with prompt notice of such request(s) so that Servicer may seek an appropriate protective order and/or waive compliance with the provisions of this subsection, in Servicer’s sole and absolute discretion.  Owner acknowledges that Servicer will incur irreparable damage if Owner should breach the terms and provisions of this subsection.  Accordingly, if Owner or Owner’s directors, officers, employees, invitees, agents or representatives breaches or threatens to breach any of the provisions of this subsection, Servicer shall be entitled, without prejudice, to all the rights and remedies available to it, including a temporary restraining order and an injunction restraining any breach of the provisions of this subsection (without any bond or other security being required therefore).

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Section 8.04.  Indemnification Procedures.  If, for so long as this Agreement is in effect, a party entitled to indemnification hereunder (“Indemnified Party”) has actual notice or knowledge of any claim or loss for which indemnification by an indemnifying party hereunder (“Indemnifying Party”) is asserted, the Indemnified Party shall give to the Indemnifying Party written notice within such time as is reasonable under the circumstances, describing such claim or loss in reasonable detail.  In the event that a demand or claim for indemnification is made hereunder with respect to losses the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the losses.

(a)           Unless applicable law mandates a cure within a shorter period of time, the Indemnifying Party shall have thirty (30) calendar days from the date of receipt by Indemnifying Party of written notice of a breach of the Indemnifying Party’s representations within which to cure such breach, or if such breach cannot be cured within thirty (30) days but Indemnifying Party has commenced efforts to cure, then the Indemnifying Party shall have sixty (60) calendar days from the date of such notice to cure such breach.  In the event a breach is cured by the Indemnifying Party, the Indemnifying Party shall execute a written acknowledgment of the cure in such form as is approved or provided by the Indemnified Party.

(b)           In the case of actual notice of indemnification hereunder involving any litigation, arbitration or legal proceeding, the Indemnifying Party shall have responsibility to, and shall employ counsel acceptable to the Indemnified Party, and shall assume all expense with respect to, the defense or settlement of such claim; provided however, that:

(i)           the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and

(ii)           the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim if, pursuant to or as a result of such settlement or cessation, (x) injunctive or other relief (excepting the payment of money damages) would be imposed against any Indemnified Party which could materially interfere with the business, operations, assets, conditions (financial or otherwise) or prospects of the Indemnified Party, or (y) the settlement of cessation shall result in an indemnification obligation of the Indemnifying Party that, in the reasonable judgment of the Indemnified Party, cannot be fulfilled by the Indemnifying Party in accordance with the terms of this Agreement.  If the Indemnifying Party does not provide to the Indemnified Party, within fifteen (15) days after receipt of a notice of indemnification, a written acknowledgment that the Indemnifying Party shall assume responsibility for the defense or settlement of such claim as provided in this Section 9.08, the Indemnified Party shall have the right to defend and settle the claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefore in accordance with this Agreement.

Section 8.05.  Operation of Indemnities.  If any Person has made any indemnity payments to any other Person pursuant to this Article VIII and such other Person thereafter collects any of such amounts from others, such other Person will repay such amounts collected, together with any interest collected thereon.  The provisions of this Article VIII shall survive any termination of this Agreement, the liquidation of any Asset, or the transfer or assignment by Owner to another Person of any Mortgage Loan or REO Property or any interest in any Mortgage Loan or REO Property.

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ARTICLE IX
DEFAULT

Section 9.01.  Events of Default.  The following shall constitute “Servicer Events of Default”:

(a)           any failure by Servicer to make any deposit or payment, or to remit any payment, required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Owner; provided, that Owner need not send such written notice to Servicer more than three (3) times in any twelve (12) month period, and thereafter, any failure of Servicer to make any such payment when due shall be an immediate Servicer Event of Default under this Agreement; or

(b)           failure on the part of Servicer duly to observe or perform any of the other covenants or agreements on the part of Servicer set forth in this Agreement (other than failure to observe or perform the services hereunder as a result of any federal, state or local regulatory agency imposing mandatory restrictions on a mortgage servicer’s ability to service, including without limitation moratoriums on foreclosure or property liquidations)   which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Owner; or

(c)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(d)           Servicer shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of the property of Servicer; or

(e)           Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing; or

(f)           Servicer assigns or attempts to assign its rights to the servicing compensation hereunder or attempts to assign this Agreement or the servicing responsibilities hereunder without the consent of Owner except as otherwise expressly permitted by the other terms and provisions of this Agreement; or

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(g)           One or more of the representations or warranties of Servicer in this Agreement are materially false or incorrect.

The following shall constitute “Owner Events of Default”:

(a)           any failure by Owner to make any payment required to be made by Owner to Servicer under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Owner by Servicer; provided, that Servicer need not send such written notice to Owner more than three (3) times in any twelve (12) month period, and thereafter, any failure of Owner to make any such payment when due shall be an immediate Event of Default under this Agreement; or

(b)           failure on the part of Owner to transfer the Assets in accordance with the Transfer Instructions or provide Servicer with missing collateral documents as set forth on the Missing Document Report or have an action plan in place to secure such documents under the terms of this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Owner by Servicer; or

(c)           failure on the part of Owner duly to observe or perform any of the other covenants or agreements on the part of Owner set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Owner by Servicer; or

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Owner and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(e)           Owner shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Owner or of or relating to all or substantially all of the property of Owner; or

(f)           Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing; or

(g)           One or more of the representations or warranties of Owner in this Agreement are materially false or incorrect.

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Section 9.02.  Effect of Termination.  After the effective date of the termination of servicing duties pursuant to Section 9.01 or Section 10.01, Servicer shall have no further obligations hereunder other than under Article VIII or Article X.

ARTICLE X
TERM

Section 10.01.  Term of Agreement.

(a)           The term of this Agreement shall be from the Effective Date until the third anniversary of the Effective Date; provided, however, that this Agreement shall be automatically renewed for successive one year terms upon the expiration of the initial and subsequent terms unless Owner and Servicer mutually agree in writing within ninety (90) days prior to the expiration of the then existing term not to renew this Agreement.  Upon the termination of this Agreement by mutual agreement as provided in this Section 10.01(a), the Owner shall bear the cost of any related transfer of servicing and shall pay the Termination Fee to the Servicer.

(b)           If an Owner Event of Default occurs hereunder or if a Servicer Event of Default occurs hereunder , the non-breaching party may terminate this Agreement by written notice to the other party, specifying the effective date of such termination and instructions with respect to the Servicing Files and Mortgage Loan Documents.  The Servicer shall do all things necessary or appropriate to affect the purposes of such termination and the transfer of servicing, provided that the breaching party shall pay all costs and expenses related to the transfer of servicing.  On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Mortgage Loans or REO Properties shall terminate effective as of the date specified in such written notice.  If an Owner Event of Default occurs hereunder or if a Servicer Event of Default occurs hereunder, the non-breaching party may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance.  To the extent that Owner fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in an Owner Event of Default hereunder or is in breach of its representations and warranties hereunder, Servicer shall not be liable nor responsible for any ramifications or Liability which result there from; Owner acknowledges that such failure and/or breach may impair Servicer’s ability to perform hereunder (e.g., if Owner is not qualified to do business in a particular jurisdiction, this may impair Servicer’s ability to service the Mortgage Loans and/or Properties in such jurisdiction).

(c)           This Agreement may also be terminated by Owner with respect to one or more Mortgage Loans or REO Properties at its election at any time upon (i) ninety (90) days’ prior written notice for any reason; provided, however, that the cost of any related transfer of servicing shall be borne by Owner; and (ii) payment to Servicer of the Termination Fee.  No Termination Fee will be required if Owner terminates Servicer in connection with a Servicer Event of Default.

(d)            Upon a change of control of Owner which is not acceptable to Servicer, Servicer may terminate this Agreement upon the sending of sixty (60) days’ prior written notice.  For the purposes of this subsection, “control” when used with respect to Owner means the power to direct the management and policies of Owner, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

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Section 10.02.  Assignment by Servicer.  The Servicer shall not pledge or assign this Agreement or its rights to the Servicing Fee or transfer the servicing hereunder or delegate its rights or duties hereunder without the prior written approval of Owner.

Section 10.03.  Servicer Not to Resign.  Servicer shall not resign from the obligations and duties imposed on Servicer by this Agreement, except (i) as set forth in Section 10.01 above, (ii) by mutual consent of Servicer and Owner, or (iii) upon the determination that Servicer’s duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Servicer.  Any determination under clause (iii) above shall be evidenced by an opinion of counsel to such effect delivered to Owner in form and substance reasonably acceptable to Owner.  No resignation shall become effective until Owner or its designee shall have assumed Servicer’s responsibilities and obligations hereunder.

Section 10.04.  Successor Servicer.  If any successor servicer succeeds to the obligations of Servicer after a termination pursuant to Sections 10.01 or 10.03 above, the successor servicer, to the extent necessary to permit the successor servicer to carry out the provisions of the terms hereof and without act or deed on the part of the successor servicer, shall succeed to all of the rights and obligations of Servicer.  In such event, the successor servicer shall be deemed to have assumed all of Servicer's interest therein and to have replaced Servicer as a party to such sub-servicing agreement to the same extent as if the Agreement had been assigned to the successor servicer, except that Servicer, as applicable, shall not have any liability or obligation under the Agreement in respect of events that occur after such succession unless such events arise out of actions or events that occurred prior to such succession.  In the event that the successor servicer assumes the servicing obligations of Servicer, upon request of the successor servicer, Servicer, shall at its own expense (if the transfer of servicing is occasioned by a Servicer Event of Default) or at Owner’s expense (if the transfer is occasioned by an Owner Event of Default or by mutual agreement of the parties) deliver to the Owner or successor servicer (as the case may be) all documents and records relating to the Assets then being serviced hereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Assets to the successor servicer. If any successor servicer succeeds to the obligations of Servicer after a termination pursuant to Sections 10.01 or 10.03 above Servicer will withdraw all unpaid Servicing Fees, Servicing Advances and Non-Recoverable Advances from the Collection Accounts prior to the transfer servicing of the Assets. If the Collection Accounts do not have adequate funds to fund any the unpaid amounts, the Owner or successor servicer shall fund the amounts prior to the transfer of servicing of the Assets.

ARTICLE XI
MISCELLANEOUS

Section 11.01.  Successors and Assigns; No Third Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.  This Agreement is not intended to confer on any person other than the parties hereto and their successors and permitted assigns any rights, obligations, remedies or liabilities.

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Section 11.02.  Governing Law.  This Agreement is made under and shall be governed by and construed in accordance with the laws of the state of Louisiana, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the state of Louisiana, except to the extent preempted by Federal law.

Section 11.03.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given and received:  (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid; (b) at 5:00 p.m. local time on the business day after dispatch if sent by a nationally recognized overnight courier; or (c) upon the completion of an electronic, email transmission (which is confirmed by telephone) in any case to the parties at the following addresses or email addresses (or at such other address for a party as will be specified by like notice in writing):

If to Servicer:

SN Servicing Corporation
13702 Coursey Boulevard, Building 2
Baton Rouge, LA 70817-1372
Attention:  Bill Fogleman
E-mail address: bfoglema@snsc.com
Phone: (225) 296-6855

with a copy to:

SN Servicing Corporation
323 5th Street
Eureka, CA 95501
Attention:  Joni Yorks
E-mail address: jyorks@snsc.com
Phone: (707) 476-2711

If to Owner:

American Homeowner Preservation LLC Series 2015A+,
819 S. Wabash Avenue, Suite 606
Chicago, IL 60605________________________
Attention: Jorge Newbery________________________
E-mail address: jnewbery@ahpinvest.com________________________
Phone: (312) 386-5679___________________

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Section 11.04.  Entire Agreement; Amendments; Waivers.  This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements (or contemporaneous oral agreements) of the parties with respect thereto.  This Agreement may be amended only in writing signed by the party against whom such amendment is sought to be enforced.  Each of Servicer or Owner may, by written notice to the other, extend the time for or waive the performance of any of the obligations of such other hereunder.  The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.  No delay, omission or act by a party shall be deemed a waiver of such party’s rights, powers or remedies.  No course of dealing between the parties hereto shall operate as a waiver of any provision hereof.

Section 11.05.  No Joint Venture; Limited Agency.  The services provided by Servicer are in each case those of an independent contractor providing a service.  Nothing contained in this Agreement:  (i) shall constitute Servicer and Owner as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity; (ii) shall be construed to impose any liability as such on Servicer or Owner or (iii) shall, except as otherwise expressly provided in this Agreement as to Servicer, constitute a general or limited agency or be deemed to confer on it any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

Section 11.06.  Severability; Interpretation.  If any provision hereof is invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired thereby.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other authority by reason of such party having or being deemed to have structured, dictated or drafted such provision.  The parties hereto acknowledge that no other agreement entered into by Servicer for the provision of servicing, default management services and property management and disposition services shall be used or referred to in construing the provisions of this Agreement.

Section 11.07.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 11.08.  Waiver of Jury Trial.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

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Section 11.09.  Limitation of Damages.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

Section 11.10.  Attorneys’ Fees.   If it is determined in a judicial or other proceeding that a party hereto has failed to perform under any provision hereof, and if at the other party shall employ attorneys or incur other expenses for the enforcement, performance or observance of the terms hereof on the part of the non-performing party, then such other party, to the extent permitted by law, shall be reimbursed by the non-performing party on demand, for reasonable attorneys’ fees and other reasonable out-of-pocket expenses.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first written above.

OWNER:

American Homeowner Preservation LLC Series 2015A+,

By:
Name:
Title:

SERVICER:

SN SERVICING CORPORATION

By:
Name:
Title:

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EXHIBIT A

Acknowledgment Agreement

On this ______ day of _____________, 2015, (the “Owner”) as the Owner under that certain Flow Special Servicing Agreement dated as of ___________, ____ (the “Agreement”), does hereby transfer to SN Servicing Corporation (the “Servicer”) as Servicer under the Agreement, the servicing responsibilities related to the Assets listed on the Asset Schedule attached hereto. The Servicer hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Assets identified on the attached Asset Schedule all in accordance with the Agreement.  The contents of each Servicing File required to be delivered to service the Assets pursuant to the Agreement have been or shall be delivered to the Servicer by the Owner in accordance with the terms of the Agreement.

The Transfer Date for the Assets subject to this Acknowledgement Agreement shall be _________________________.

The Custodial Files shall be held by [____________________ pursuant to that certain Custodial Agreement dated as of _____________, _____, between the Owner and _______________.

All other terms and conditions of this transaction shall be governed by the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

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Form Flow Servicing Agreement	Exhibit A -Page 1

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

As Owner American Homeowner Preservation LLC Series 2015A+,

By:
Name:
Title:

SN Servicing Corporation As Servicer

By:
Name:
Title:

Form Flow Servicing Agreement	Exhibit A -Page 2

Form Flow Servicing Agreement	Exhibit B -Page 1

EXHIBIT C

SERVICING FILE/MORTGAGE LOAN DOCUMENTS

1.        The original Mortgage Note endorsed “Pay to the order of _______________ _______________________________________, without recourse,” and signed via original signature in the name of the Prior Servicer by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Prior Servicer, together with any applicable riders.  In no event may an endorsement be a facsimile endorsement.

2.        The original Mortgage (together with a standard adjustable rate mortgage rider) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Prior Servicer.

3.        The original or certified copy, certified by the Prior Servicer, of the Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if required.

4.        The original Assignment, from the Prior Servicer to _________________ ______________________________, which assignment shall be in form and substance acceptable for recording.  If the Mortgage Loan was acquired or originated by the Prior Servicer while doing business under another name, the Assignment must be by “[Prior Servicer], formerly known as [previous name].”  If the Mortgage Loan was acquired by the Prior Servicer in a merger, the endorsement must be by “[Prior Servicer], successor by merger to the [name of predecessor].”  None of the Assignments are blanket assignments of mortgage.

5.        The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

6.        Originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Prior Servicer, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Prior Servicer.

7.        Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Prior Servicer.

8.        If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney, corporate resolution or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Prior Servicer.

Form Flow Servicing Agreement	Exhibit C -Page 1

9.        Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

10.        Residential loan application.

11.        Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

12.        Credit report on the mortgagor.

13.        Business credit report, if applicable.

14.        Residential appraisal report and attachments thereto.

15.        The original of any guarantee executed in connection with the Mortgage Note.

16.        Verification of employment and income except for Mortgage Loans originated under a limited documentation program, all in accordance with Prior Servicer’s underwriting guidelines.

17.        Verification of acceptable evidence of source and amount of down payment, in accordance with Prior Servicer’s underwriting guidelines.

18.        Photograph of the Mortgaged Property (may be part of appraisal).

19.        Survey of the Mortgaged Property, if any.

20.        Sales contract, if applicable.

21.        If available, termite report, structural engineer’s report, water portability and septic certification.

22.        Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

23.        Name affidavit, if applicable.

Note:
If imaged copies cannot be provided there will be a conversion charge set forth under Set-Up Fees on Exhibit B.

Form Flow Servicing Agreement	Exhibit C -Page 2

Exhibit D

SERVICE TRANSFER INFORMATION
Main Office: NMLS ID # 5985 - Branch Office: NMLS ID # 9785

INITIAL SERVICE TRANSFER CONTACT TO BE PROVIDED TO RELEASING SERVICER

Nanc Frazel

323 Fifth St
Eureka, CA 95501
(707) 476-2616
Fax (916) 231-2416
Email: nfrazel@snsc.com
Additional Email: ServiceTransfers@snsc.com

Detailed Service Transfer Requirements will be provided to the releasing servicer upon confirmation of sale from purchaser

Form Flow Servicing Agreement

SERVICING FEE

The following additional terms apply to the payment of Servicing Fees:

1.	The Servicing Fees may be amended and supplemented from time to time with the mutual written consent of the parties;
2.	The Servicing Fee shall apply during any Interim Servicing Period and is not prorated;
3.	Remittances are provided once monthly and paid via ACH unless otherwise agreed upon;
4.	All Servicing and De-boarding Fees must be paid in full prior to Service Release;
5.	All loan, wire, and non-standard banking expenses are passed through to Investor;
6.	Servicer reserves the right to increase all stated fees by the greater of 3% or CPI annually, effective upon the agreement’s anniversary,
7.
All written correspondence (Including, but not exclusive of, payment plans, modifications, settlement offers, loss mitigation solicitations, etc) to Borrowers must be sent using SNSC Letterhead through the Eureka office.  All costs, expenses, and penalties associated with violations of this practice or any other RESPA regulations shall be paid by the Investor;

8.	SN Executive or Legal Representation in court proceedings will be billed in one hour increments at $150 per hour for travel and court time.
9.	A 1.5% late fee will be assessed each month for all outstanding balances not paid within 30 days of remittance or as allowable by law;
10.
All Ancillary Cash flows are retained by Servicer including (but not exclusive of) late charges, Principal\Interest\Escrow Float, Servicing Activity fees, prepayment fees, Pay by phone, and prior servicer fees.  SN Assessed Late Charges are due in full at time of loan deboarding or disposition; and

11.
Limited Remote Access User Fees, as set forth below, apply if the Owner desires to obtain remote access to the Servicer’s servicing system and the Owner executes and delivers Servicer’s Third Party Non-Disclosure Agreement.

SERVICING FEES:

Technical Start-up Fee for Satellite Office:	$2,500.00
Additional Employees	$1,250.00 each

Monthly Servicing Fees per Serviced Asset per month:

Performing Mortgage Loans (0-29 days past due)	$20.00
Delinquent Mortgage Loans (30+ days past due)	$40.00
Foreclosure	$40.00
Bankruptcy	$40.00
REO	N/A
Escrow/Adjustable Rate Mortgage Loans	$2.50 Additional

Form Flow Servicing Agreement

Monthly/Quarterly Costs for Satellite Office:

Employee Compensation	Actual Cost
Travel Expense (Quarterly)	Actual Cost

Mortgage Loan Set Up Fees:

Performing Mortgage Loans (0-29 days delinquent
Fixed Note Rate	$15.00
Adjustable Note Rate	$17.50
Delinquent Mortgage Loans (30+ days delinquent)
Fixed Note Rate	$25.00
Adjustable Note Rate	$27.50
Bankruptcy/Foreclosure	$40.00
Servicing file conversion from paper to image	$0.20 per page

Loan Review Fees*:
Collateral Review	$50.00 /loan/issue
Due Diligence	$50.00 /loan/issue

*If applicable, notification will be provided

Default Fees: N/A

Disposition Fees: N/A

Banking Costs – We will pass through all monthly fees related to banking.

Miscellaneous Costs – We will pass through all miscellaneous actual costs incurred monthly, including but not limited to: non-standard postage, travel, shipping, interoffice mail, etc.

Foreclosure Costs- All actual costs incurred during foreclosure will be passed through.  If SN’s general council is used, a fee of $150 per hour will be charged plus actual costs.

Tax Certification Fee (if requested)	$30 per asset

De-Boarding Fee per Loan	$50.00 per asset

Tax Contract Fees
No existing contract	$80 for loans up to $499,999.99
$10 for every $100,000 or portion thereof that is over 499,999.99

     Contract transfer
First American / Fidelity contract	$2
Non-transferable contract	$3

Form Flow Servicing Agreement

Flood Contract Fees
No existing contract	$15 or cost if less than $15

     Contract transfer
First American / Fidelity contract	$2
Non-transferable contract	$3

Ancillary Cash Flows         (The table below indicates ownership of certain cash flows)
Cash Flow	Owner
Late Charges	Retained by SN Servicing
Principal and Interest Float	Retained by SN Servicing
Escrow Float	Retained by SN Servicing
Servicing Activity Fees	Retained by SN Servicing (e.g. payoff statements, fax fees)
Borrower Prepayment Fees	Retained by Client
Pay by Phone Fee	Retained by SN Servicing

Form Flow Servicing Agreement

Charged Off Assets* / Debt Recovery Fees:

40% of cash payments received monthly and/or of any settlements, pay-offs or other payments

Settlement.  Servicer may accept settlement (or forebear from foreclosing or modify an Assigned Account, where applicable) of an Assigned Account so long as only 50% or less of the original principal balance of the Assigned Account is written off by Agency pursuant the settlement.  Settlements resulting in write-offs greater than 50% of the original principal balance being written off require the relevant Client’s authorization.

*Monthly servicing fee does not apply to Charged Off Assets

Recording Fees per Loan

Assignment	$25.00 for preparing
$12.00 for recording or as dictated by county

Power of Attorney	$18.00
If no corporate signing authority is provided

MERS	Out-of-pocket expenses are to be paid by Client

Form Flow Servicing Agreement